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                                                                    EXHIBIT 16.1

[LETTERHEAD OF CARTER, POLITO & MUSCIO, INC.]


October 29, 1998


U.S. Securities and Exchange Commission
Washington, D.C. 20549

RE:    Virtual Gaming Technologies, Inc.
       Form 10-SB
       Part II, Item 3

Dear Sir or Madam:

We are the former accountants for Virtual Gaming Technologies, Inc.

This response is in accordance with Item 304(a)(3) of Regulation S-B, and concerns the statements made in Part II, Item 3. of Form 10-SB titled "Changes in and Disagreements with Accountants."

We agree with the statements made in the above-referenced section.

Please contact the undersigned if you have any questions.

Very truly yours,

/s/ RICHARD J. MUSCIO

Richard J. Muscio
Certified Public Accountant